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                                                                   EXHIBIT 10.39

                             MANAGEMENT AGREEMENT
                             --------------------

     This Agreement is entered into by and between MERCURY INSURANCE COMPANY OF ILLINOIS, (hereinafter referred to as Insurer), and MERCURY INSURANCE SERVICES, LLC (hereinafter referred to as Manager).

     In consideration of the promises, conditions and covenants herein contained, the parties agree as follows:

                                   SECTION I

                                EFFECTIVE DATE
                                --------------

This Agreement shall become effective January 1, 2001.

                                  SECTION II

                          CONDITIONS OF EFFECTIVENESS
                          ---------------------------

     The Agreement or any amendment thereto shall become effective only if the following shall have first occurred:

     A. The Illinois Department of Insurance, if required, shall have approved of and/or acknowledged in writing this Agreement or any amendment thereto; and

     B. The boards of directors of the Manager and the Insurer shall have approved this Agreement by a majority vote

                                  SECTION III

                            SERVICES AND FACILITIES
                            -----------------------

     A. Commencing on the Effective Date and until the termination of this Agreement, the Manager shall provide the services and facilities as are described hereunder to the Insurer. Such services and facilities as are provided hereunder shall be subject to the control and approval of the Board of Directors of the Insurer, and shall be performed in the manner and for the consideration set forth herein by the Manager, and such services shall be performed in accordance with applicable laws and regulations in all of the jurisdictions in which the Insurer conducts business. It is recognized that the Insurer may be governed by laws and regulations which are particularly applicable to its business and this Manager, by virtue of this Agreement, recognizes its responsibility to perform in accordance with such laws or regulations including, but not limited to, compliance with any order or orders issued by any governmental agency affecting the Insurer; and the Manager hereby acknowledges that in such case it will immediately conform to same in the performance of its services as hereinafter set forth. The Board of Directors of the Insurer shall retain responsibility for the performance of services provided pursuant to

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     this Agreement by the Manager and, in connection therewith, shall require the Manager to perform in accordance with the standards of performance set forth herein.

     B. The Manager promises to manage the Insurer, and to conduct on its behalf any and all duties of management as shall be necessary for the complete operation of the Insurer.

     C. The Insurer hereby delegates to the Manager all of the duties of management which it is allowed to so delegate by the laws of the State of Illinois, including but not limited to the following duties: to issue and underwrite insurance policies, which the Insurer may be so authorized to do by law, in accordance with the rules and regulations as delineated in the underwriting manuals of the Insurer, settle and adjust any and all losses and claims, defend lawsuits, establish premium rates, establish and choose sales agents and brokers, determine agents' and brokers' commissions, prepare the records necessary for the conduct of the insurance business, furnish all forms, supplies and agents' manuals necessary for the conduct of the insurance business.

     D. The Manager promises to perform all of the operating functions on behalf of the Insurer, including but not be limited to the following:

         1. To acquire, license and appoint sales agents and brokers for the production of the insurance business of and for the Insurer, provided that the Insurer shall retain the right to refuse the appointment of any agent or broker and the right to terminate any agent or broker.

         2. To issue and underwrite policies on behalf of the Insurer and to choose and obtain the necessary applications and policy forms.

         3. To furnish for the Insurer all of the operating forms, printing supplies, agents' manuals and any other related items which may become necessary for the operation of the insurance business.

         4. To provide all personnel reasonably required by the Insurer and to fill all such positions in the Insurer with the advice and consent of the Board of Directors of the Insurer, all of which personnel shall be compensated exclusively by the Manager.

         5. To provide all facilities necessary for the conduct of the Insurer's business, including but not limited to real estate, office space and personal property, including furniture, fixtures and equipment. The office space, furniture, fixtures and equipment utilized by the Insurer in the conduct of its business may be owned or leased by the Manager or the Insurer.

         6. To pay on behalf of the Insurer all of its operating expenses, including but not limited to rent, supplies, salaries of all personnel, telephone, advertising costs, costs of settling and adjusting all insurance claims, legal defense costs, court

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         costs, costs of loss analysis, accounting costs (other than auditing), and premium collection costs; provided, however, that the Insurer shall pay, and be responsible for, the costs of management fees, premium taxes, losses, reserves for unpaid losses, reserves for unpaid loss adjustment expense, audit fees, assigned risk or similar assessments, bureau fees, Fair Plan or similar assessments, directors' fees, agents' commissions, reinsurance premiums, outside investment counsel fees, assessments by the Illinois Insurance Guaranty Fund or similar state guaranty funds, membership fees in trade associations, any assessments by such associations, political contributions (to the extent not prohibited by applicable laws), premiums paid for insurance policies in which the Insurer is the beneficiary and owner, such as fidelity bonds, taxes of all types and costs which may be levied on insurance companies by the governmental authorities having jurisdiction over the same, and agents' bonuses (contingency commissions).

     D. The Manager promises to deposit all premiums received directly into a bank account of the Insurer.

     E. The Manager shall make all books, records and documents pertaining to the Insurer's business available to the Illinois Director of Insurance or his designees.

     G. Without limiting the generality of the foregoing provisions regarding the duties of the Manager, the Manager hereby expressly agrees to take all steps necessary to preserve the Insurer's exemption from the privilege tax imposed by Section 409 of the Illinois Insurance Code, including but not limited to:

         1. Maintaining the Insurer's principal place of business within the State of Illinois;

         2. Maintaining within the State of Illinois officers and personnel knowledgeable of and responsible for the Insurer's operation, books, records, administration, and annual statement;

         3. Conducting within the State of Illinois substantially all underwriting, policy issuing, and servicing relating to the Insurer's Illinois policyholders; and

         4. Complying with the provisions of Section 133(2) of the Illinois Insurance Code.

     H. This Agreement is not intended to supersede or replace the policy making decisions of or the supervisory responsibilities of the Board of Directors of the Insurer. Nor it is intended that substantial control of the Insurer or of any of the powers vested in the Board of Directors, a committee thereof or agents appointed by said Board of Directors, shall have the right, at all times, to cause the books and records of the Manager to be inspected and/or audited as they relate to the business of the Insurer.

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                                  SECTION IV

                         INVESTMENT ADVISORY SERVICES
                         ----------------------------

     The Manager agrees to act as investment advisor to the Insurer with respect to the investment of the Insurer's assets, and, in general, to supervise the investment and reinvestment of cash, securities or other property comprising the assets of the Insurer, subject at all times to the direction and control of the Board of Directors (or responsible committee thereof) of the Insurer, all as more fully set forth herein.

     In connection with the Manager's performance of investment advisory services for the Insurer, the following provisions shall apply:

     A. The Insurer shall at all times maintain a custodian (referred to hereinafter as the "Custodian") for its securities and appropriate bank or custodial accounts for the purpose of handling cash involved in the Insurer's investment transactions.

     B. The Manager shall obtain and evaluate pertinent information about significant economic developments and gather statistical and financial data affecting the investments of the Insurer and such investments which the Manager considers may be suitable for inclusion in the Insurer's investment portfolio.

     C. At mutually agreeable intervals, the Manager shall furnish reports to the Investment Committee of the Insurer setting forth (i) a list of the Insurer's securities, showing the costs, market value, maturity date and other pertinent information regarding each such security, (ii) a summary of the investment transactions effected on behalf of the Insurer since the closing date of the preceding report, and (iii) the Manager's recommendations as to what securities should be acquired or sold in light of prevailing economic and securities market conditions.

     D. After reviewing the Manager's periodic investment reports, the Investment Committee of the Insurer will advise the Manager which of the Manager's investment recommendations it has accepted or rejected. If the Manager is notified in writing of the Insurer's acceptance of the Manager's recommendations, such notification shall constitute authorization to the Manager to effect the recommended investment transactions.

     E. All investment transactions authorized by the Insurer's Investment Committee shall be carried out by the Manager through the Custodian, but the Manager may designate a broker or brokers to carry out said transactions. All instructions or directions of the Manager to the Custodian shall, unless otherwise agreed to by the Manager and the Custodian, be made in writing, or orally and confirmed in writing as soon as practicable thereafter, and the Manager shall instruct all brokers, dealers or other persons executing investment orders to forward to the Custodian copies of all brokerage or dealer confirmations promptly after execution of all transactions.

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     F.  The Manager is authorized to enter into an agreement with the Custodian to use the Depository Trust Company's Institutional Delivery System for trade confirmation and settlements.

     G. The Insurer shall notify its Custodian of the appointment of the Manager as investment advisor by delivering a copy of this Agreement to its Custodian.

     H. It is understood and agreed that the Manager's services in recommending investments shall be advisory only, and shall not in any way be deemed a delegation by the Insurer or its Board of Directors of their fiduciary powers, discretion or judgment in the selection, retention or disposition of any investments.

     I. The investment advisory services provided by the Manager under this Section, and all actions taken hereunder by it, shall at all times conform to the requirements imposed by the insurance laws and regulations of the State of Illinois, including, but not limited to, Article VIII regarding allowable investments for domestic insurance companies and Section 133 as it pertains to the keeping of securities in Illinois.

                                   SECTION V

                                 COMPENSATION
                                 ------------

     As compensation for the services to be provided by the Manager under this Agreement, the Manager shall be reimbursed monthly for all expenses incurred on behalf of the Insurer in providing personnel, facilities and services contemplated by this Agreement.

                                  SECTION VI

                             OWNERSHIP OF RECORDS
                             --------------------

     The ownership and legal title to the insurance policies, insurance policy records, data processing tapes, disks, programs and documentation, and account records of the Insurer, compiled on behalf of the Insurer by the Manager, shall remain in and with the Insurer. However, the Manager shall have joint custody with the Insurer of said records.

                                  SECTION VII

                               TERM OF AGREEMENT
                               -----------------

     A. Except as provided in paragraphs B and C below, this Agreement shall be in effect until terminated by either party upon ninety (90) days prior written notice to the nonterminating party.

     B. The Insurer may terminate its participation under this Agreement immediately in the event that:

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         (1)  The Manager shall have defaulted in the performance of any obligation under this Agreement and shall have failed to remedy within 30 days of receipt of written notice thereof from the Insurer asserting such default as grounds for termination of this Agreement; or

     C. The Manager may terminate its obligations to the Insurer under this Agreement immediately in the event that:

         (1) The Insurer shall have defaulted in the performance of any obligation under this Agreement and shall have failed to remedy such default within 30 days of receipt of written notice thereof from the Manager asserting such default as grounds for termination of this
         Agreement: or

         (2)  The Insurer is dissolved or determined insolvent.

IN WITNESS WHEREOF, we have set our hands and seals this 10th day of January, 2001.

MERCURY INSURANCE COMPANY               MERCURY INSURANCE SERVICES,
   OF ILLINOIS                              LLC

By: /s/  Cooper Blanton                 By: /s/  George Joseph
   ------------------------------          -----------------------------
     Cooper Blanton, President               George Joseph, President

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